Exhibit 99.1

Ra Medical Systems Enters Into Agreements to Raise $6.2 Million Through Previously Issued Warrants and Plans Strategic Merger with Catheter Precision Inc.

CARLSBAD, Calif. (July 22, 2022) – Ra Medical Systems, Inc. (NYSE American: RMED) (“Ra Medical” or the “Company) announces a reduction in the exercise price of all existing warrants that were issued in the February 2022 public offering, consisting of Series A Warrants and Series B Warrants, from $0.50 per share to $0.28 per share, and entry into a non-binding term sheet to merge with privately held Catheter Precision Inc. (“Catheter Precision”).

On July 22, 2022, Ra Medical entered into warrant inducement offer letters with certain investors to immediately exercise up to an aggregate of 22.2 million of the Series A Warrants held by such investors at an exercise price of $0.28, with none of the investors electing to exercise any Series B Warrants. Investors who exercise their Series A Warrants will receive additional Series C Warrants to purchase 100% of the shares exercised pursuant to the Series A Warrants and which will, among other terms, have an exercise price of $0.28 and a term of five years. Ra Medical expects to receive aggregate gross proceeds of approximately $6.2 million from the exercise of the Series A Warrants. The Series A Warrants have been registered pursuant to a registration statement on Form S-1 and were issued pursuant to an Underwriting Agreement, dated as of February 4, 2022. The Series C Warrants and the shares underlying the Series C Warrants are unregistered and are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).

Non-binding Letter of Intent with Catheter Precision

On June 18, 2022, the Company signed a non-binding summary of proposed terms (the “Term Sheet”) with Catheter Precision, to acquire 100% of the outstanding equity interests of Catheter Precision (the “Merger”). Pursuant to the terms of the Term Sheet, Catheter Precision securityholders would, after giving effect to the proposed Merger and excluding any additional offering of the Company’s securities, own 83.3% of the equity and equity holders of Ra Medical would own 16.7% of the equity of the combined company on a fully diluted basis. The contemplated business combination would give Ra Medical investors exposure to Catheter Precision’s innovative devices that are designed to improve treatment of cardiac arrhythmias, while allowing the combined company the ability to explore funding its strategic initiatives for the Catheter Precision devices through the public capital markets.

The Company has not entered into a binding agreement with Catheter Precision with respect to the Merger.  Both parties are currently completing their respective due diligence review of the other party and are continuing to negotiate the terms of a definitive merger agreement. Accordingly, the Company cannot provide any assurance that it will effect the Merger with Catheter Precision or, even if it is able to consummate such a Merger, that the terms of any such Merger will be on the terms set forth in the term sheet or that the intended benefits of the Merger will be fully realized. The Merger is also subject to specified conditions precedent that must be satisfied or waived, including certain conditions precedent that are subject to the approval or consent of third parties.  The Company cannot assure you that all of the conditions precedent will be satisfied or waived or that it will receive any of the required third party consents or approvals or able to satisfy or waive all the conditions precedent to consummate the Merger. If the conditions precedent are not satisfied or waived in a timely manner or at all, the Merger may not occur or may be delayed, and the Company may lose some or all of the intended benefits of the proposed Merger with Catheter Precision.

Additional information regarding the Ra Medical warrant repricing and non-binding Term Sheet with Catheter Precision is available in a Form 8-K filed today with the Securities and Exchange Commission (the “SEC”).

Ladenburg Thalmann & Co. Inc. acted as the exclusive warrant inducement agent and is acting as financial advisor to Ra Medical in connection with the proposed Merger with Catheter Precision.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Catheter Precision has a world-class leadership team led by founder and CEO David Jenkins, who has extensive experience growing medical device start-ups. His career includes founding Transneuronix, Inc. which was acquired by Medtronic for $267 million, and EP Medsystems, Inc. which was acquired by St. Jude Medical for $95 million.

About Ra Medical Systems

Ra Medical Systems manufactures the DABRA excimer laser and catheters for the treatment of certain vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements concerning the proposed Merger with Catheter Precision, Ra Medical’s future financial performance and Ra Medical’s ability to conserve capital and maximize any strategic opportunity. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (ii) the outcome of any legal proceedings that may be instituted against the Company, Catheter Precision, the combined company following the Merger, if consummated, or others following an announcement of the merger agreement, if entered into, relating to the proposed Merger, any ancillary agreements contemplated thereby and the transactions contemplated thereby; (iii) the inability to issue the shares of common stock issuable upon conversion of the Merger preferred stock due to the failure to obtain stockholder approval; (iv) the Company’s inability to satisfy or have waived the conditions precedent to the closing of the Merger, which may also be subject to the consent or approval of third parties, including: confirmation from NYSE American that the Merger will not violate or otherwise be subject to sections of the NYSE American Listed Company’s Guide relating to treatment of the Merger as a reverse merger transaction or requiring shareholder approval to approve the Merger or to issue shares of the Company’s common stock and/or preferred stock to the securityholders of Catheter Precision; the Company’s obligation to deliver a minimum of $5.0 million in “net cash” at the closing of the Merger; the Company not being designated as a “shell company” by the SEC or the NYSE American; satisfactory resolution, in the sole discretion of Catheter Precision, of the outstanding putative securities class action complaint and shareholder derivative complaint that the Company previously disclosed; the review and completion of due diligence by Catheter Precision of the Settlement Agreement and Corporate Integrity Agreement, each dated as of December 28, 2020, associated with the Company’s settlements with the United States Department of Justice, the Office of the Inspector General of the Department of Health and Human Services and the participating states (collectively, the “Settlement Agreement”), and Catheter Precision’s decision, in its sole discretion, to proceed with the Merger in light of the terms of the Settlement Agreement, as may be subsequently modified, amended or terminated; (v) changes to the structure of the proposed Merger that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed Merger; (vi) the ability to meet stock exchange listing standards following the consummation of the proposed Merger, if effected; (vii) the risk that the proposed Merger disrupts current plans and operations of the Company or diverts management’s attention from the Company’s ongoing business operations and potential difficulties in the Company’s operations as a result of the announcement and consummation of the proposed Merger; (viii) the ability to recognize the anticipated benefits of the proposed Merger, if consummated; (ix) costs related to the proposed Merger, if consummated; (x) changes in applicable laws or regulations; (xi) the possibility that the Company or the combined company following the Merger, if consummated, may be adversely affected by other economic, business, regulatory, and/or competitive factors; (xii) the combined company’s estimates of expenses and profitability following the Merger, if consummated; (xiii) the evolution of the markets in which the combined company will compete following the Merger, if consummated; (xiv) the ability of the Company or the combined company following the Merger, if consummated, to implement its strategic initiatives and continue to innovate its existing products; (xv) the ability of the combined company following the Merger, if consummated, to defend its intellectual property and satisfy regulatory requirements; (xvi) the ability of the Company or the combined company following the Merger, if consummated, to issue equity or equity-linked securities in connection with the proposed Merger or in the future; (xvi) the impact of the COVID-19 pandemic on the Company’s or the combined company’s business following the Merger, if consummated; and (xvii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus dated February 4, 2022 and prospectus supplement dated July 22, 2022 relating to its public offering of units and other documents filed and to be filed by the Company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company and Catheter Precision assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Company nor Catheter Precision gives any assurance that either the Company or Catheter Precision will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by the Company or Catheter Precision or any other person that the events or circumstances described in such statement are material

Disclaimer

This press release relates to a proposed business combination between the Company and Catheter Precision. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Relations Contact:

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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